Exhibit 10.3

SECOND AMENDMENT TO REVENUE LOAN AND SECURITY AGREEMENT

This second amendment (this “Second Amendment”) to that certain Revenue Loan and Security Agreement dated September 29, 2023, as amended September 24, 2024 (the “Agreement”), by and among Steven Shum (“Key Person”), INVO Bioscience Inc., a Nevada corporation (the “Company”), the Guarantors identified on the signature page hereto (the “Guarantors”), and Decathlon Alpha V, L.P., a Delaware limited partnership (“Lender”), is effective as of October 11, 2024 (the “Second Amendment Date”). Unless otherwise defined herein, all capitalized terms have the meanings given to them in the Agreement.

The Company has requested that Lender consent to the transactions contemplated by that certain Amended and Restated Merger Agreement (the “Merger Agreement”), dated October [11], 2024, by and among the Company, NAYA Biosciences, Inc., a Delaware corporation (“NAYA”), and INVO Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into NAYA (the “Merger”), resulting in NAYA becoming a wholly owned subsidiary of the Company.

In connection with and as a material inducement to Lender to make an accommodation with respect to this request, the Company desires to make amendments to the Agreement as provided herein.

The Company, the Key Person, the Guarantors and Lender hereby agree as follows:

1. Consent to Merger. The Lender hereby consents to (a) the transactions contemplated by the Merger Agreement, including, without limitation, the Merger and the issuance of a subordinated secured convertible debenture pursuant thereto, (b) NAYA becoming a New Subsidiary, (c) the liability of NAYA for its obligations and Indebtedness existing as of the date of the Merger, and (d) the liens, security interests, mortgages, and pledges of NAYA, existing as of the date of the Merger.

2. Joinder. Pursuant to Sections 2.5, 5.8 and 6.4 of the Agreement, NAYA hereby jointly and severally with each other Guarantor, hereby irrevocably, unconditionally and absolutely guarantees the punctual payment in full when due and the performance of the Obligations, in accordance with the terms of the Agreement (with respect to each individual Guarantor, the “Guaranty”). Subject to the foregoing, each Guarantor hereby further agrees that if Company fails to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Obligations, each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any Obligations, it will promptly pay the same in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of that extension or renewal. Each Guaranty is a continuing guaranty and shall apply to each Guarantor and all Obligations whenever arising and regardless of any intermediate payment or discharge in part thereof. As security for the performance of each Guarantor’s Guaranty obligations, each Guarantor hereby assigns and grants to Lender a continuing security interest in all of its right, title and interest in and to the Collateral of such Guarantor (in each case, substituting the name of the applicable Guarantor for the “Company” on Schedule 11.2 of the Agreement) subject to the same rights and obligations as set forth in Section 2.4 of the Agreement.

3. Amendments.

3.1. Required Paydowns and Increase in Monthly Payments upon Certain Financings. A new Section 2.3(e) is hereby added to the Agreement as follows:

(e) Required Paydowns and Increase in Monthly Payments upon Certain Financings.

(i) Upon the Company’s closing of the Series D PIPE (as defined in the Merger Agreement), if the Series D PIPE results in gross proceeds of less than $10,000,000, (x) the Company shall pay to Lender $500,000, plus $0.15 for each dollar of gross proceeds in excess of $5,000,000, for application against the Amount Advanced balance and accrued but unpaid Interest, and (y) the monthly payment set forth in Section 2.3(b) shall increase by $30,000.

(ii) Upon the Company’s closing of the Series D PIPE, if the Series D PIPE results in gross proceeds of at least $10,000,000 but less than $15,000,000, (x) the Company shall pay to Lender $1,250,000, plus $0.17 for each dollar of gross proceeds in excess of $10,000,000, for application against the Amount Advanced balance and accrued but unpaid Interest, and (y) the monthly payment set forth in Section 2.3(b) shall increase by $20,000.

(iii) Upon the Company’s closing of Series D PIPE, if the Series D PIPE results in gross proceeds of at least $15,000,000, the Company shall pay to Lender the entire Amount Advanced balance and accrued but unpaid Interest.

3.2. Liquidity Covenant. A new Section 5.19 is hereby added to the Agreement as follows:

5.19 Liquidity Covenant. If at any time the Company’s cash on hand is less than the Minimum Liquidity, it shall, within 30 days, retain an investment banker or direct its existing investment banker to pursue a sale of the Company or to pursue a follow-on equity financing. For purposes hereof, “Minimum Liquidity” means the product of multiplying (a) EBITDA for the three months preceding the measurement date, by (b) 2.

3.3. Intercreditor Agreement. A new Section 5.20 is hereby added to the Agreement as follows:

5.20 Intercreditor Agreement. Within 5 business days after the Second Amendment Date, the Company and Five Narrow Lane LP shall have executed and delivered to Lender an intercreditor agreement satisfactory to Lender in its reasonable discretion with respect to the subordinated secured convertible debenture referenced in the Merger Agreement, as well as all documents, instruments, and certificates relating hereto and thereto.

3.4. Permitted Indebtedness. Schedule 11.4 to the Agreement is hereby replaced with Schedule 11.4 attached hereto.

3.5. Permitted Liens. Schedule 11.5 to the Agreement is hereby replaced with Schedule 11.5 attached hereto.

4. Transaction Costs. Pursuant to Section 12.7 of the Agreement, Company will reimburse Lender for all fees and expenses incurred by Lender relating to this Amendment. Without limiting the foregoing, Company shall pay Lender $5,000 related to Lender’s fees and expenses incurred in connection with this Amendment.

5. No Other Changes. In all other respects, the Agreement shall remain in full force and effect.

** Signatures on following page **

2

The parties have executed this Amendment as of the Second Amendment Date.

COMPANY:

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Steven Shum, CEO

LENDER:

DECATHLON ALPHA V, L.P.

By:	Decathlon Alpha GP V, LLC

Its:	General Partner

By:	/s/ Wayne Cantwell
Wayne Cantwell, Managing Director

KEY PERSON:

By:	/s/ Steven Shum
Steven Shum

GUARANTORS:

NAYA BIOSCIENCES, INC.

By:	/s/ Daniel Teper

BIO X CELL INC

By:	/s/ Steven Shum
Steve Shum, President

INVO CENTERS LLC

By:	/s/ Steven Shum
Steve Shum, Managing Member

WOOD VIOLET FERTILITY LLC

By:	/s/ Steven Shum
Steve Shum, Managing Member

FERTILITY LABS OF WISCONSIN LLC

By:	/s/ Steven Shum
Steve Shum, Managing Member

ORANGE BLOSSOM FERTILITY LLC

By:	/s/ Steven Shum
Steve Shum, Managing Member

SCHEDULE 11.4

PERMITTED INDEBTEDNESS

“Permitted Indebtedness” is:

(a) Company’s and the Company Entities’ Indebtedness to Lender under this Agreement and the other Transaction Documents;

(b) Current and future equipment lease financing secured only by a security interest in the financed equipment (the “Permitted Equipment Leases”);

(c) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of any Company Entity’s business;

(e) Indebtedness incurred pursuant to that certain Standard Merchant Cash Advance Agreement between the Company and Cedar Advance LLC dated September 16, 2024 in the “Net Funds Provided” amount of $251,750 (the “Cedar Advance Loan”); and

(f) Company’s guaranty of that certain Senior Secured Convertible Debenture issued to Five Narrow Lane LP.

SCHEDULE 11.5

PERMITTED LIENS

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificates or arising under this Agreement and the other Transaction Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the applicable Company Entity maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended , and the Treasury Regulations adopted thereunder;

(c) Liens securing Permitted Equipment Leases;

(d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided they have no priority over any of Lender’s Lien and the aggregate amount of such Liens does not exceed $10,000 at any one time;

(e) leases or subleases of real property granted in the ordinary course of business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest; and

(f) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred made in the ordinary course of business arising in connection with a Company Entity’s deposit accounts or securities accounts held at such institutions to secure solely payment of fees and similar costs and expenses;

(g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.4;

(i) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

(j) non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business;

(k) non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business in connection with joint ventures and corporate collaborations;

(l) Liens securing the Cedar Advance Loan, provided Cedar Advance LLC has executed a subordination agreement in form satisfactory to Lender; and

(m) Liens securing that Senior Secured Convertible Debenture issued to Five Narrow Lane, LP, provided such holder and Lender have executed an intercreditor agreement in form satisfactory to Lender.